Exhibit 99.1

UROPLASTY REPORTS FISCAL FOURTH QUARTER AND FULL YEAR 2013
FINANCIAL RESULTS

~U.S. Sales of Urgent® PC increase 11% in Fourth Quarter and 35% for Full Fiscal Year ~
~Conference call today at 4:30 p.m. ET~

MINNEAPOLIS, MN, May 30, 2013 – Uroplasty, Inc. (NASDAQ: UPI), a medical device company that develops, manufactures and markets innovative proprietary products to treat voiding dysfunctions, today reported financial results for the fourth quarter and fiscal year 2013 ended March 31, 2013.

Fiscal Fourth Quarter 2013 Financial Results

Fiscal fourth quarter 2013 sales in the U.S. increased 2%, driven by an 11% increase in sales of the Urgent® PC Neuromodulation System, compared with fiscal fourth quarter a year ago.  Global sales declined 1% to $5.5 million in the fourth quarter of fiscal 2013, compared with $5.6 million in the fiscal fourth quarter a year ago.

U.S. Urgent PC Sales in the fiscal fourth quarter of 2013 were $2.6 million.  Macroplastique sales in the U.S. totaled $1.4 million in the recent fiscal fourth quarter, a decrease of 13% over the same quarter last year.

The Company sold 3,365 lead set boxes to 581 active Urgent PC customers in the U.S. in the fiscal fourth quarter compared with 3,501 lead set boxes to 620 active customers during the fiscal third quarter.

“While sales of Urgent PC in the U.S. increased year over year, we were disappointed with our progress,” said Rob Kill, Interim Chief Executive Officer of Uroplasty. “We are executing our strategy to reinvigorate and regain the momentum of Urgent PC sales, especially in the U.S.  By mid-May, under our new sales leadership, we had replaced sales representatives in six territories. We are focused on finding sales representatives with experience in medical device sales, a solid understanding of their regional markets and strong relationships with physician groups in their territories. By end of June we expect to have 45 total sales representatives in place.”

Net sales to customers outside the U.S. for the fiscal fourth quarter totaled $1.5 million, compared to $1.6 million in the fiscal fourth quarter last year.  Excluding the impact of fluctuations in foreign currency exchange rates, sales outside the U.S. were down 7%.

The Company reported a gross margin of 86.5% in the recent fiscal fourth quarter compared with 85.9% in the same quarter a year ago.  The operating loss of $968,000 in the fiscal fourth quarter compares with a $589,000 operating loss in the same quarter last year. Excluding non-cash charges for share-based compensation and depreciation and amortization expense, the non-GAAP operating loss was $477,000 in the fourth quarter of fiscal 2013, compared with a $122,000 non-GAAP operating loss in the fourth quarter a year ago.  The increase in operating loss was primarily attributable to the decrease in sales and an increase in operating expenses.

Full Year Fiscal 2013 Financial Results

For the full year ended March 31, 2013, sales grew $1.9 million to $22.4 million, reflecting an 18% increase in U.S. sales and a 10% decrease in sales outside the U.S.  In the U.S., sales of Urgent PC increased 35% to $10.5 million, and Macroplastique sales decreased 2% to $5.7 million.  At March 31, 2013, cash, cash equivalents and investments totaled $14.9 million compared to $15.6 million at December 31, 2012.

R&D Initiatives

The Company continues to make progress on two R&D initiatives - an implantable tibial nerve stimulator for in-home treatments for OAB for the markets outside of the U.S. and an indication for use of Urgent PC to treat bowel incontinence for the U.S. market.  Both products have the potential to expand Uroplasty’s addressable market.

The implantable tibial nerve stimulator will allow patients to receive the benefits of PTNS treatments at home with the patient controlling the treatment interval.  The Company continues to make progress on prototypes for this new product.

The Company has identified two U.S. centers to conduct a pilot clinical trial for the treatment of bowel incontinence using the Urgent PC Neuromodulation System.  The investigators at those centers are currently in the screening process for potential candidates for treatment.  The pilot trial, for the initial treatments, is scheduled for completion late next year.  Urgent PC has CE Mark approval for the treatment of bowel incontinence and has been used in Europe for this indication for several years.

Outlook

“Our focus in the near term will be on driving sales of Urgent PC through additional investments in sales and marketing. We made progress in the quarter in hiring experienced sales reps with strong relationships in their markets and have also revised our sales incentives to be better aligned with our financial objectives.  We are also adding clinical representatives to the team who will focus on working with our customers to expand patient access to Urgent PC.  We anticipate it will take a few months for our new reps to become productive.

“In addition, we have commenced a search for a new CEO.  Working with an outside search firm, we are seeking a senior executive with experience in leading the commercial expansion of new medical device therapies and scaling an organization in the $25 to $200 million range of revenue for sustained top and bottom line growth.  We remain optimistic about the opportunities ahead for Uroplasty through this transition and our ability to return to sales growth and improved operating results during the second half of the fiscal year,” concluded Mr. Kill.

Conference Call

Uroplasty will host a conference call and webcast today at 3:30 pm Central, 4:30 pm Eastern, to review the financial results for the fiscal fourth quarter and full year of 2013.  Rob Kill, Interim Chief Executive Officer, and Medi Jiwani, Vice President, Chief Financial Officer and Treasurer, will host. Individuals wishing to participate in the conference call should dial 888-549-7750. An audio replay will be available for 30 days following the call at 800-406-7325 with the passcode 4618943#.

To access the live webcast of the call, go to Uroplasty’s website at www.uroplasty.com and click on the Investor Relations section. An archived webcast will also be available at www.uroplasty.com/Investor Relations.

About Uroplasty, Inc.

Uroplasty, Inc., headquartered in Minnetonka, Minnesota, with wholly-owned subsidiaries in The Netherlands and the United Kingdom, is a global medical company committed to offering transformative treatment options to specialty physicians. Our products are designed to help providers change the lives of their voiding dysfunction patients and strengthen the efficiency of their practices. Our focus is the continued commercialization of our Urgent® PC Neuromodulation System, the only FDA-cleared system that delivers percutaneous tibial nerve stimulation (PTNS) for the office-based treatment of overactive bladder and associated symptoms of urgency, frequency and urge incontinence. We also offer Macroplastique®, an injectable urethral bulking agent for the treatment of adult female stress urinary incontinence primarily due to intrinsic sphincter deficiency. For more information on the company and its products, please visit Uroplasty, Inc. at www.uroplasty.com.

Forward-Looking Information

This press release contains forward-looking statements that reflect our best estimates regarding future events and financial performance. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our anticipated results. We discuss in detail the factors that may affect the achievement of our forward-looking statements in our Annual Report on Form 10-K filed with the SEC.  In particular, we cannot be certain that we will ever achieve sustained profitability, that the rate of reimbursement for PTNS treatments will be adequate to justify the cost of our product, that other Medicare carriers or private payers will provide coverage for this treatment or that existing carriers and payers will not change their coverage decisions, that the rate of adoption of our products by new customers will continue, or that any of the other risks identified in our 10-K will not adversely affect our expectations as described in these forward-looking statements.

For Further Information:
Uroplasty, Inc. Medi Jiwani, Vice President, CFO, and Treasurer 952.426.6140	EVC Group Jenifer Kirtland (Investors) 415.568.9349 Amy Phillips (Media) 412.327.9499

UROPLASTY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	March 31,		March 31,
	(unaudited)
	2013	2012	2013	2012

Net sales	$5,540,586	$5,596,782	$22,417,980	$20,561,714
Cost of goods sold	750,165	791,527	3,014,886	3,036,967

Gross profit	4,790,421	4,805,255	19,403,094	17,524,747

Operating expenses
General and administrative	1,009,580	843,684	4,187,819	3,732,623
Research and development	719,282	406,296	2,415,123	1,905,366
Selling and marketing	3,814,194	3,929,248	15,238,600	15,296,217
Amortization	215,862	215,460	862,833	856,995
	5,758,918	5,394,688	22,704,375	21,791,201

Operating loss	(968,497)	(589,433)	(3,301,281)	(4,266,454)

Other income (expense)
Interest income	10,203	14,254	46,039	60,072
Interest expense	(695)	-	(707)	(57)
Foreign currency exchange gain	5,005	18,084	1,573	3,780
	14,513	32,338	46,905	63,795

Loss before income taxes	(953,984)	(557,095)	(3,254,376)	(4,202,659)

Income tax expense	14,958	15,944	50,770	47,712

Net loss	$(968,942)	$(573,039)	$(3,305,146)	$(4,250,371)

Basic and diluted loss per common share	$(0.05)	$(0.03)	$(0.16)	$(0.21)

Weighted average common shares outstanding:
Basic and diluted	20,803,530	20,722,910	20,777,238	20,689,819

UROPLASTY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2013	March 31, 2012

Assets
Current assets:
Cash and cash equivalents & short-term investments	$11,470,469	$11,854,127
Accounts receivable, net	2,553,447	2,704,434
Inventories	718,933	698,742
Other	566,536	363,639
Total current assets	15,309,385	15,620,942

Property, plant, and equipment, net	1,033,085	1,171,979
Intangible assets, net	100,502	945,880
Long-term investments	3,451,711	4,429,140
Deferred tax assets	146,052	122,872

Total assets	$20,040,735	$22,290,813

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$618,916	$593,585
Current portion – deferred rent	35,000	35,000
Income tax payable	7,729	17,892
Accrued liabilities:
Compensation	1,550,846	1,576,147
Other	476,287	316,995
Total current liabilities	2,688,778	2,539,619

Deferred rent – less current portion	5,141	42,043
Accrued pension liability	660,580	474,396

Total liabilities	3,354,499	3,056,058

Total shareholders’ equity	16,686,236	19,234,755

Total liabilities and shareholders’ equity	$20,040,735	$22,290,813

UROPLASTY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	March 31
	2013	2012
Cash flows from operating activities:
Net loss	$(3,305,146)	$(4,250,371)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,152,929	1,118,243
Loss on disposal of equipment	7,617	8,447
Amortization of premium on marketable securities	47,559	35,277
Share-based consulting expense	1,623	5,448
Share-based compensation expense	810,016	679,471
Deferred income taxes	(29,053)	(40,116)
Deferred rent credit	(36,902)	(35,228)
Changes in operating assets and liabilities:
Accounts receivable, net	108,495	(653,110)
Inventories	(25,370)	(29,719)
Other current assets	(205,778)	(17,510)
Accounts payable	30,925	(59,025)
Accrued liabilities	138,875	63,981
Accrued pension liability, net	79,598	45,843
Net cash used in operating activities	(1,224,612)	(3,128,369)

Cash flows from investing activities:
Proceeds from maturity of available-for-sale marketable securities	4,200,000	10,018,252
Proceeds from maturity of held-to-maturity marketable securities	6,920,000	3,740,000
Purchases of available-for-sale marketable securities	(8,425,034)	(3,046,270)
Purchases of held-to-maturity marketable securities	(2,500,000)	(8,840,000)
Purchases of property, plant and equipment	(189,929)	(267,944)
Proceeds from sale of property, plant and equipment	5,591	-
Payments for intangible assets	(17,455)	(77,738)
Net cash provided by (used in) investing activities	(6,827)	1,526,300

Cash flows from financing activities:
Net proceeds from exercise of options	150,000	208,825
Net cash provided by financing activities	150,000	208,825

Effect of exchange rate changes on cash and cash equivalents	(37,923)	(17,103)

Net decrease in cash and cash equivalents	(1,119,362)	(1,410,347)

Cash and cash equivalents at beginning of period	4,653,226	6,063,573

Cash and cash equivalents at end of period	$3,533,864	$4,653,226

Cash paid during the period for interest	$707	$57
Cash paid during the period for income taxes	57,288	39,005

Non-GAAP Financial Measures:  The following table reconciles our operating loss calculated in accordance with accounting principles generally accepted in the U.S. (GAAP) to non-GAAP financial measures that exclude non-cash charges for share-based compensation, and depreciation and amortization expenses from gross profit, operating expenses and operating loss.  The non-GAAP financial measures used by management and disclosed by us are not a substitute for, or superior to, financial measures and consolidated financial results calculated in accordance with GAAP, and you should carefully evaluate our reconciliations to non-GAAP.  We may calculate our non-GAAP financial measures differently from similarly titled measures used by other companies.  Therefore, our non-GAAP financial measures may not be comparable to those used by other companies.  We have described the reconciliations of each of our non-GAAP financial measures described above to the most directly comparable GAAP financial measures.

We use these non-GAAP financial measures, and in particular non-GAAP operating loss, for internal managerial purposes and incentive compensation for senior management because we believe such measures are one important indicator of the strength and the operating performance of our business.  Analysts and investors frequently ask us for this information.  We believe that they use these measures to evaluate the overall operating performance of companies in our industry, including as a means of comparing period-to-period results and as a means of evaluating our results with those of other companies.

Our non-GAAP operating loss for the three months ended March 31, 2013 and 2012 was approximately $477,000 and $122,000, respectively.  Our non-GAAP operating loss for fiscal 2013 and 2012 was approximately $1.3 million and $2.5 million, respectively.  The fiscal 2013 decrease in non-GAAP operating loss is attributed primarily to an increase in Net sales which more than offset the increase in non-GAAP spending.

		Expense Adjustments
	GAAP	Share-based Expense	Depreciation	Amortization of Intangibles	Non-GAAP
Three Months Ended March 31, 2013
Gross Profit	$4,790,000	$8,000	$8,000		$4,806,000
% of net sales	86.5%				86.8%
Operating Expenses
General and administrative	1,009,000	(133,000)	(50,000)		826,000
Research and development	719,000	(14,000)	(1,000)		704,000
Selling and marketing	3,814,000	(47,000)	(14,000)		3,753,000
Amortization	216,000	0	0	$(216,000)	0
	5,758,000	(194,000)	(65,000)	(216,000)	5,283,000
Operating Loss	$(968,000)	$202,000	$73,000	$216,000	$(477,000)

Three Months Ended March 31, 2012
Gross Profit	$4,805,000	$6,000	$9,000		$4,820,000
% of net sales	85.9%				86.1%
Operating Expenses
General and administrative	844,000	(116,000)	(44,000)		684,000
Research and development	406,000	(9,000)	(1,000)		396,000
Selling and marketing	3,929,000	(51,000)	(16,000)		3,862,000
Amortization	215,000			$(215,000)	-
	5,394,000	(176,000)	(61,000)	(215,000)	4,942,000
Operating Loss	$(589,000)	$182,000	$70,000	$215,000	$(122,000)

		Expense Adjustments
	GAAP	Share-based Expense	Depreciation	Amortization of Intangibles	Non-GAAP
Year Ended March 31, 2013
Gross Profit	$19,403,000	$31,000	$34,000		$19,468,000
% of net sales	86.6%				86.8%
Operating Expenses
General and administrative	4,188,000	(473,000)	(196,000)		3,519,000
Research and development	2,415,000	(54,000)	(3,000)		2,358,000
Selling and marketing	15,238,000	(254,000)	(57,000)		14,927,000
Amortization	863,000			$(863,000)	-
	22,704,000	(781,000)	(256,000)	(863,000)	20,804,000
Operating Loss	$(3,301,000)	$812,000	$290,000	$863,000	$(1,336,000)

Year Ended March 31, 2012
Gross Profit	$17,525,000	$22,000	$34,000		$17,581,000
% of net sales	85.2%				85.5%
Operating Expenses
General and administrative	3,733,000	(412,000)	(163,000)		3,158,000
Research and development	1,905,000	(39,000)	(9,000)		1,857,000
Selling and marketing	15,296,000	(212,000)	(55,000)		15,029,000
Amortization	857,000			$(857,000)	-
	21,791,000	(663,000)	(227,000)	(857,000)	20,044,000
Operating Loss	$(4,266,000)	$685,000	$261,000	$857,000	$(2,463,000)